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PANSTERA, INC.
SHAREHOLDERS AGREEMENT

    This Shareholders Agreement (the "Agreement") is made and entered into as of January 15, 2001, among Pixelworks, Inc., an Oregon corporation ("Acquiror"), Panstera, Inc., a California corporation ("Target") and each of the shareholders of Target signatories hereto (each a "Shareholder" and collectively, the "Shareholders").

    This Agreement is entered into in connection with that certain Agreement and Plan of Merger dated as of December 13, 2000 (as the same may be amended or modified, the "Merger Agreement") by and among Acquiror, Panther Acquisition Inc., Target and the Shareholders. The Merger Agreement provides for the merger of Panther Acquisition Inc. with and into Target (the "Merger") in a transaction in which the issued and outstanding shares of capital stock of Target (the "Target Stock") will be converted into the right to receive shares of Common Stock, par value $.001, of Acquiror (the "Acquiror Stock") as provided by, and on the terms and conditions set forth in, the Merger Agreement. Capitalized terms used herein but not defined herein shall have their defined meanings as set forth in the Merger Agreement.

    1.  Reliance Upon Representations, Warranties and Covenants.  Each Shareholder has been informed that the treatment of the Merger as a tax-free reorganization for federal income tax purposes requires, among other factors, the accuracy of the representations contained herein. Each Shareholder understands that the representations and warranties and covenants of such Shareholder set forth herein will be relied upon by Acquiror, Target, their respective counsel and accounting firms and other shareholders of Target.

    2.  Representations, Warranties and Covenants of Each Shareholder.  Each Shareholder represents, warrants and covenants as follows:

      (a) Each Shareholder has full power and authority to execute the Merger Agreement, if applicable, and this Agreement, to make the representations and warranties and covenants herein contained and to perform such Shareholder's obligations hereunder.

      (b) Appendix A attached hereto sets forth all shares of Target Stock owned by each Shareholder, including all Target Stock as to which such Shareholder has sole or shared voting or investment power and all rights, options and warrants to acquire Target Stock (provided, however, that if any Shareholder who hold Series A Preferred Stock or Series B Preferred Stock of Target elects before the Effective Time to convert the same into Common Stock of Target by delivery to Target before the Effective Time of an executed Notice of Voluntary Conversion and Waiver of Liquidation Preference and all certificates and documents required in connection therewith, Appendix A shall be deemed to be modified to reflect such Shareholder as the owner of an equal number of shares of Common Stock issued to such Shareholder before the Effective Time in conversion of such Shareholder's Preferred Stock). Except as contemplated by the Merger Agreement, no other person or entity not a signatory to this Agreement has a beneficial interest in or right to acquire all or any portion of the shares of Target Stock set forth in Appendix A).

      (c) Each Shareholder is acquiring the Acquiror Stock solely for the Shareholder's own account, for investment and not with a view to any resale or other distribution thereof in violation of the Securities Act.

      (d) Each Shareholder acknowledges and understands that the terms of the Merger have not been reviewed by the SEC or by any state securities authorities, that the Acquiror Stock has not been registered under the Securities Act, any state or foreign jurisdiction securities law or registered or qualified under any other securities laws, based on, among other factors, that no distribution or public offering has been effected and the Acquiror Stock will be issued by Acquiror in connection with a transaction that does not involve any public offering within the meaning of Section 4(2) of the Securities Act. Each Shareholder understands that Acquiror is relying on such Shareholder's representations as set forth herein for purposes of claiming such exemption, including the bona fide nature of such Shareholder's investment intent as expressed above. Each

  Shareholder acknowledges that, except as is set forth in Section 6 of this Agreement, Acquiror is under no obligation to register the Acquiror Stock under the Securities Act. As a result, unless an exemption from such registration is then available, such Shareholder must hold the Acquiror Stock until such time as Acquiror has registered the Acquiror Stock for resale under the Securities Act and qualified the Acquiror Stock for resale under applicable state or foreign jurisdiction securities laws.

      (e) Each Shareholder is familiar with Regulation D promulgated under the Securities Act and is an "accredited investor" as defined in Rule 501(a) of such Regulation D or such Shareholder, either alone or together with such Shareholder's representative, has such knowledge and experience in financial, investment and business matters that the Shareholder is capable of evaluating the merits and risks of an investment in the Acquiror Stock. Each Shareholder acknowledges that the Acquiror Stock are volatile securities that involve a high degree of risk. Each Shareholder represents that it is capable of determining what documents and information are necessary to evaluate the Merger and/or an investment in the Acquiror Stock, and has the capacity to protect its own interests in connection with the Merger and the acquisition of the Acquiror Stock.

      (f)  Each Shareholder represents that its financial condition is such that the Shareholder is able to bear any and all economic risks associated with investment in the Acquiror Stock, including the risk of holding the Acquiror Stock for an indefinite period of time. Each Shareholder represents that it can also afford a complete loss of its investment in the Acquiror Stock, and has adequate means of providing for the Shareholder's current needs and possible personal contingencies; provided, however, that nothing contained herein shall relieve Acquiror from strict adherence to the terms of Section 6.

      (g) Until such time as the Acquiror Stock has been registered for resale, each Shareholder understands and acknowledges that each stock certificate representing the Acquiror Stock shall bear a legend in, or substantially in, the following form:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. NEITHER SUCH SHARES NOR ANY PORTION THEREOF OR INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF (I) EXCEPT AS SET FORTH IN THE SHAREHOLDERS AGREEMENT AND (II) UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION)."

      (h) Each Shareholder understands that Acquiror may maintain a "stop transfer order" against the Acquiror Stock for the purpose of ensuring compliance with applicable securities laws. Acquiror shall not be required (a) to transfer or have transferred on its books any Acquiror Stock that has been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as an owner of such Acquiror Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Acquiror Stock shall have been so transferred in violation of any provision of this Agreement. Acquiror agrees that such stop transfer instructions and legends will be promptly removed and transfers of Acquiror Common Stock will be processed if the provisions of this Agreement and the Securities Act are complied with.

      (i)  Each Shareholder has received a copy of the Panstera, Inc. Information Statement dated January  , 2001, including copies of Acquiror's Registration Statement on Form S-1 with filing date of February 25, 2000, Acquiror's Prospectus on Form 424B4 filed on May 19, 2000 and Acquiror's Quarterly Reports on Form 10-Q for the quarters ending June 30, 2000 and September 30, 2000 (collectively, the "Disclosure Materials"). Each Shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders of Target and waives any other right to notice in connection with the proposed Merger or the other transactions contemplated by the Merger Agreement. The Shareholder, either alone or together with the Shareholder's representative, has made such further investigation as the Shareholder deems appropriate as to, and is fully familiar with, and knowledgeable regarding, the financial condition, business affairs and prospects of Acquiror. The Shareholder has been given the opportunity to ask questions of, and receive answers from, the principal officers of Acquiror concerning the business and financial affairs of Acquiror, and has had further opportunity to obtain any additional information necessary to verify the accuracy of the foregoing information. To the extent any Shareholder has not sought information regarding any particular matter, the Shareholder represents that Shareholder had no interest in doing so and that such matters are not material to the Shareholder in connection with this investment.

    3.  Negative Covenants of Shareholder.

      (a) Each Shareholder covenants and agrees that it will not sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any and all shares and other securities of Acquiror (collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless (i) such transaction is permitted pursuant to Rule 144 under the Securities Act, (ii) counsel representing such Shareholder, which counsel is reasonably satisfactory to Acquiror, shall have advised Acquiror in a written opinion letter satisfactory to Acquiror and Acquiror's legal counsel, and upon which Acquiror and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition, (iii) a registration statement under the Securities Act covering the Acquiror Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act, or (iv) an authorized representative of the SEC shall have rendered written advice to such Shareholder (sought by such Shareholder or counsel to such Shareholder, with a copy thereof and all other related communications delivered to Acquiror) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition if consummated. In addition to, and without limiting the foregoing, each Shareholder covenants and agrees that it shall not, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, any Restricted Securities or enter into any swap or other arrangement that transfers to any other person, in whole or in part, any of the economic consequences of ownership of such Restricted Securities; provided, however, that such holders of Restricted Securities may (i) from and after the Registration Effective Date (defined below), transfer, sell, or otherwise dispose of up to 25% of the Restricted Securities received pursuant to the terms of the Merger Agreement; (ii) from and after the 60th day after the Registration Effective Date, transfer, sell, or otherwise dispose of up to 50% of the Restricted Securities received pursuant to the terms of the Merger Agreement; (iii) from and after the 120th day after the Registration Effective Date, transfer, sell or otherwise dispose of up to 75% of the Restricted Securities received pursuant to the terms of the Merger Agreement; and (iv) from and after the 180th day after the Registration Effective Date, transfer, sell, or otherwise dispose of all the Restricted Securities received pursuant to the terms of the Merger Agreement.

      (b) Each Shareholder represents and warrants that it has no plan or intention to sell, exchange or otherwise dispose of shares of Acquiror Stock received in connection with the Merger.

    4.  Rule 144.  From and after the Effective Time of the Merger and for so long as is necessary in order to permit each Shareholder to sell the Acquiror Stock held by it pursuant to Rule 144 under the

Securities Act, Acquiror will file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Exchange Act referred to in Paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit each Shareholder to sell the Acquiror Stock held by it pursuant to the terms and conditions of Rule 144. Each Shareholder understands that, except as provided in this Section 4 and in Section 6 of this Agreement, Acquiror is under no obligation to register the sale, transfer or other disposition of any Restricted Securities by or on behalf of any Shareholder or to take any other action necessary in order to make compliance with an exemption from registration available.

    5.  Restrictions on Resales.  Each Shareholder agrees and acknowledges that, in addition to the restrictions imposed under Sections 3 and 6(d) of this Agreement, the provisions of the Securities Act prohibit the public resale of Restricted Securities (except in a transaction registered under the Securities Act) until such time as such Shareholder has beneficially owned, within the meaning of SEC Rule 144(d), the Restricted Securities for a period of at least one (1) year after the date of the Merger. Each Shareholder acknowledges that such Shareholder is familiar with Rule 144 and agrees to comply with the provisions of such rule as applicable to the Restricted Securities.

    6.  Registration of Shares Issued in the Merger.

      (j)  Registrable Shares.  For purposes of this Agreement, "REGISTRABLE SHARES" shall mean the shares of Acquiror Common Stock issued in the Merger to shareholders of Target (collectively, the "HOLDERS"); provided, however, that Registrable Shares shall not include shares of Acquiror Common Stock issuable upon exercise of Target Options. Notwithstanding the foregoing, a distribution of shares of Acquiror Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders or trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Section 6 and such underlying beneficial owners shall be entitled to the same rights under this Section 6 as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Section 6.

      (k)  Required Registration.  Acquiror shall prepare and file with the Commission a shelf registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the "REGISTRATION STATEMENT") and will effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the sale of Registrable Shares (provided however that Acquiror shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction). The Registration Statement shall be filed with the Commission not later than ninety (90) days following the date the Acquiror becomes eligible to file a registration statement on Form S-3 with the Commission. Acquiror will maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances up to one year from the Effective Date (the "REGISTRATION EFFECTIVE PERIOD"). Following the date the Registration Statement is first declared effective (the "Registration Effective Date"), the Holders will be permitted (subject in all cases to the provisions of paragraphs (c) and (d) of this Section 6) to offer and sell Registrable Shares during the Registration Effective Period in the manner described in the Registration Statement provided that the Registration Statement remains effective and has not been suspended.

      (l)  Suspension Right.  Notwithstanding any other provision of this Section 6, Acquiror shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Acquiror after consultation with counsel, the use of the Registration Statement and the prospectus related thereto must be suspended due to the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the "SUSPENSION RIGHT"). In the event Acquiror exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Acquiror and its shareholders or, if earlier, until such time as the information or event is no longer material, each as determined in good faith by Acquiror after consultation with counsel. Notwithstanding the foregoing, Acquiror shall not impose the Suspension Right at any time for more than thirty (30) consecutive days. Acquiror will promptly give the Holders written notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension. The Registration Effective Period shall be extended by a period of time equal to the duration of any period during which the Suspension Right is imposed.

      (d)  Resale Restriction.  No holder of Registrable Shares shall, directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, any Registrable Shares or enter into any swap or other arrangement that transfers to any other person, in whole or in part, any of the economic consequences of ownership of such Registrable Shares; provided, however, that such holders of Registrable Shares may (i) from and after the date such Registration Statement becomes effective (the "Registration Effective Date"), transfer, sell, or otherwise dispose of up to 25% of the Registrable Shares received pursuant to the terms of the Merger Agreement; (ii) from and after the 60th day after the Registration Effective Date, transfer, sell, or otherwise dispose of up to 50% of the Registrable Shares received pursuant to the terms of the Merger Agreement; (iii) from and after the 120th day after the Registration Effective Date, transfer, sell or otherwise dispose of up to 75% of the Registrable Shares received pursuant to the terms of the Merger Agreement; and (iv) from and after the 180th day after the Registration Effective Date, transfer, sell, or otherwise dispose of all the Registrable Shares received pursuant to the terms of the Merger Agreement

      (e)  Further Obligations of Acquiror.

         (i) Acquiror shall furnish to the Holders such reasonable number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus), any documents incorporated by reference into the Registration Statement and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

        (ii) Acquiror will use its best efforts to diligently prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement.

        (iii) Acquiror shall file on a timely basis with the SEC all information that the SEC may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, shall take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to Acquiror Stock. Acquiror shall furnish to any Holder forthwith upon request (i) a written statement by Acquiror as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of Acquiror as filed with the SEC, and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Shares without registration.

        (iv) Acquiror shall notify the Holders promptly (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and with respect to the Registration Statement or post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, and (iv) of the receipt by Acquiror of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for that purpose.

        (v) Acquiror shall use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement, and if one is issued, will use commercially reasonable efforts to obtain the withdrawal of any stop order suspending the effectiveness of the Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction at the earliest possible time.

      (f)  Obligations of Holders.

         (i) Each Holder covenants and agrees that it shall promptly furnish to Acquiror such information regarding themselves or the Registrable Securities held by them, and the intended method of disposition of such securities, as shall be reasonably requested by Acquiror in order to effect the registration of its Registrable Securities. Each Holder agrees that it will not effect any disposition of its Registrable Securities that would constitute a sale within the meaning of the Securities Act (including a disposition which qualifies for an exemption from registration thereunder) except in compliance with the Securities Act and the regulations thereunder, including all applicable prospectus delivery requirements.

        (ii) Each Holder covenants and agrees that it will promptly advise the Company of any changes in the information concerning each Holder contained in the Registration Statement and that such Holder will not make any sale of Registrable Securities pursuant to the Registration Statement without complying with the prospectus delivery requirements of the Securities Act.

        (iii) Each Holder acknowledges that occasionally there may be times (as described in paragraph (c) of this Section 6) when Acquiror must temporarily suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by Acquiror and declared effective by the SEC, the relevant prospectus supplemented by Acquiror or until such time as Acquiror has filed an appropriate report with the SEC pursuant to the 1934 Act. During any period in which sales are suspended, each Holder covenants and agrees that it will not offer or sell any such Registrable Securities pursuant to the Registration Statement or any such prospectus.

        (iv) Each Holder acknowledges and agrees to be bound by the terms set forth in Section 7.2(q) of the Merger Agreement, including the release of any and all claims to Intellectual Property rights, and the indemnification of the Target and the Acquiror for any losses suffered or incurred by the Target or the Acquiror with respect to any matters involving Intellectual Property rights of the Target or any of the Target's technology, and will execute any documents necessary to effect the same.

        (v) Each Holder acknowledges and agrees to be bound by the terms set forth in Article 9 of the Merger Agreement, including the appointment of a Shareholder Agent, and the authority granted to such Shareholder Agent.

      (g)  Expenses.  Acquiror agrees to bear the costs and expenses for any registration pursuant to this Section 6. The costs and expenses to be borne by Acquiror for purposes of this Section 6 shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), legal fees and disbursements of counsel for Acquiror, legal fees and disbursements of one counsel for the Holders in an amount not to exceed $25,000, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges.

      (h)  Indemnification.

         (i) Acquiror will indemnify and hold harmless each Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Acquiror will pay to each such Holder (and its officers, directors, employees, shareholders or partners), or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph (h)(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Acquiror; nor shall Acquiror be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (a) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement by any such Holder, or (b) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the Prospectus most recently provided by Acquiror to the Holder prior to the date of such sale.

        (ii) Each selling Holder will indemnify and hold harmless Acquiror, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls Acquiror within the meaning of the Securities Act, any other Holder selling securities pursuant to the Registration Statement and any controlling person of any such other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Holder to deliver the most current prospectus provided by Acquiror prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Acquiror prior to such sale; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this paragraph (h)(2) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this paragraph (h)(2) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder.

        (iii) Each person entitled to indemnification under this paragraph (h) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph (h) unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

        (iv) To the extent that the indemnification provided for in this paragraph (h) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    7.  Termination of Prior Agreements.  Each party hereto agrees and consents to the termination of certain agreements and rights as set forth in Section 7.2(p) of the Merger Agreement, and will execute any documents necessary to effect the same.

    8.  Notices.  All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) upon receipt, if delivered by hand, (ii) one (1) business day after deposit with a nationally-recognized overnight courier service, with delivery charges prepaid or otherwise satisfied, or (iii) three (3) days after deposit in the United States mail, postage prepaid, certified or registered mail, addressed to a party as follows:

    if to Acquiror or Sub:

      Pixelworks, Inc.
      7700 SW Mohawk Street
      Tualatin, OR 97062
      Facsimile No.: (503) 612-6713
      Attention: Chief Financial Officer

    with a copy to:

      Ater Wynne LLP
      222 S.W. Columbia, Suite 1800
      Portland, OR 97201
      Attention: William C. Campbell, Esq.
      Fax No: 503-226-0079

    if to Target, to:

      Panstera, Inc.
      2360 Qume Drive, Suite A
      San Jose, CA 95131
      Attention: President
      Fax No: 408-456-0811

    with a copy to:

      Law & Partner

      Attention: Charles Law, Esq.
      Fax No: [            ]

    if to Shareholders:

    At the address set forth beneath each Shareholders' signature below or to such other address as any part may designate for itself by notice given as provided in this Agreement, except that notices of change of address shall only be effective upon receipt.

    9.  Termination.  This Agreement shall terminate and shall be of no further force and effect upon the termination of the Merger Agreement.

    10.  Counterparts.  This Agreement shall be executed in one or more counterparts, any of which may be a facsimile copy, each of which shall be deemed an original, and all of which together shall constitute one instrument.

    11.  Binding Agreement.  This Agreement will inure to the benefit of and be binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of each Shareholder and any pledgee holding Restricted Securities as collateral.

    12.  Waiver.  No waiver by any part hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

    13.  Governing Law.  This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Oregon. Each Shareholder hereby irrevocably submits to the exclusive personal jurisdiction of either (i) the Circuit Court of Multnomah County of the State of Oregon or (ii) the United States District Court in Portland, Oregon, and all courts from which an appeal may be taken, solely for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement, or any document, instrument, agreement or matter related thereto, and hereby waives to the extent not prohibited by law, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that he, she or it is not subject personally to the jurisdiction of the above-named courts for such proceedings. Process in any suit, action or other proceeding referred to in this section may be served on any Shareholder through the procedures for notice under Section 8.

    14.  Integration.  This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter of the Agreement.

    15.  Attorneys' Fees.  In the event of any legal action or proceeding to enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, and disbursements whether or not the proceeding results in a final judgment.

    16.  Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

    17.  Third-Party Reliance.  Counsel to and accountants for the parties shall be entitled to rely upon this Agreement.

    18.  Representations and Warranties.  The representations and warranties by Shareholders made in this Agreement shall be deemed to have been made as of the date hereof and as of immediately prior to the Effective Time of Merger.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first written above.

PANSTERA, INC.		PIXELWORKS, INC.
By:	/s/ Yukuang Wang Yukuang Wang President	By:	/s/ Allen H. Alley Allen Alley President and Chief Executive Officer
PANTHER ACQUISITION INC.
By:	/s/ Allen H. Alley Allen Alley President and Chief Executive Officer
SHAREHOLDERS
/s/ Yukuang Wang Yukuang Wang 2017 Skyline Drive Milpitas, CA 95035		/s/ Guojin Liang Guojin Liang 529 Bayview Park Drive Milpitas, CA 95035
/s/ Wade Chang Wade Chang No. 11, Li Hsing Road Science-Based Industrial Park HsinChu, Taiwan R.O.C.
OPTOMA CORP.		CHAILEASE FINANCE CO.
By:	/s/ Wade Chang	By:	/s/ Mona Chien
	Wade Chang	Name:	Mona Chien
	Chairman, President and CEO	Title:	Chairman
No. 11, Li Hsing Rd Science-Based Industrial Park Hsinchu, Taiwan, R.O.C.		4F., 56, Tun-Hwa N. Road Taipei, Taiwan

SHENG YANG CONSTRUCTION CO., LTD.		YUAN SUN INVESTMENT CO., LTD.
By:	/s/ Jackson Mai	By:	/s/ Jackson Mai
Name:	Jackson Mai	Name:	Jackson Mai
Title:	Chairman	Title:	Chairman
9th Floor, No. 289 Chung-Hsiao E. Rd., Sec. 4 Taipei, Taiwan, R.O.C.		12th Floor, No. 289 Chung-Hsiao E. Rd., Sec. 4 Taipei, Taiwan, R.O.C.
SUNSINO INTERNATIONAL INC. [Sunsino International Development Associate Inc.]
/s/ Wu Min Hsien		By:	/s/ Cheng Sang Huang
Wu Min-Hsien		Name:	Cheng Sang Huang
9th Floor, No. 289 Chung-Hsiao E. Rd., Sec. 4		Title:	President
Taipei, Taiwan, R.O.C.		6F, No. 184, Sec. 4, Hsin-Yi Road Taipei, Taiwan
HWA NAN VENTURE CAPITAL CO., LTD.		HWA CHUNG VENTURE CAPITAL CO., LTD.
By:	/s/ Cheng Sang Huang	By:	/s/ Cheng Sang Huang
Name:	Cheng Sang Huang	Name:	Cheng Sang Huang
Title:	President	Title:	President
6F, No. 184, Sec. 4, Hsin-Yi Road Taipei, Taiwan		6F, No. 184, Sec. 4, Hsin-Yi Road Taipei, Taiwan
HWA YI VENTURE CAPITAL CO., LTD.		HWA HSIN VENTURE CAPITAL CO., LTD.
By:	/s/ Cheng Sang Huang	By:	/s/ Cheng Sang Huang
Name:	Cheng Sang Huang	Name:	Cheng Sang Huang
Title: 6F, No. 184, Sec. 4, Hsin-Yi Road Taipei, Taiwan		Title: 6F, No. 184, Sec. 4, Hsin-Yi Road Taipei, Taiwan
/s/ Wei-Jung Chang Wei-Jung Chang 6F, No. 184, Sec. 4, Hsin-Yi Road Taipei, Taiwan		/s/ Dieter Tien Dieter Tien 5th Floor, No. 9, Chi-Nan Road, Sec. 3 Taipei, Taiwan

WELL UNITED TECHNOLGY COMPANY
By:	/s/ Eric Wu	/s/ Tsai Eng Rung
Name:	Eric Wu	Eng Rung Tsai
Title:	General Partner	No. 72, Sec. 1, Chen-The Road Taipei, Taiwan
19433 East Walnut Drive South City of Industry, CA 91748
POWERWORLD FUND, INC.
/s/ Wendy Lee		By:	/s/ Frank C. Huang
Wendy W. Lee		Name:	Frank C. Huang
4012 Island Crest Way Mercer Island, WA 98040		Title:	President
8F, 70, Sec. 3, Nanking E. Road Taipei, Taiwan R.O.C.
UNIVERSAL VENTURE FUND, INC.
By:	/s/ Frank C. Huang
Name:	Frank C. Huang
Title:	President
8F, 70, Sec. 3, Nanking E. Road Taipei, Taiwan R.O.C.

APPENDIX A

Common Shareholders
Wang, Yukuang	1,220,000
Liang, Guojin	1,220,000
Chang, Wade	360,000

2,800,000
Preferred Series A Shareholders
Optoma Corp.*	1,800,000
Preferred Series B Shareholders
Chailease Finance Co., Ltd.	700,000
Sheng Yang Construction Co., Ltd.	500,000
Yuan Sun Investment Co., Ltd.	500,000
WU, MIN HSIEN	100,000
SUNSINO International Inc.	125,000
Hwa Nan Venture Capital Co., Ltd.	100,000
Hwa Chung Venture Capital Co., Ltd.	100,000
Hwa Yi Venture Capital Co., Ltd.	125,000
Hwa Hsin Venture Capital Co., Ltd.	125,000
WEI-JUNG CHANG	90,000
DIETER TIEN	135,000
Well United Technology Company	100,000
TSAI, ENG RUNG	100,000
WENDY W. LEE	100,000
PowerWorld Fund, Inc.	100,000
Universal Venture Fund, Inc.	200,000

3,200,000

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PANSTERA, INC. SHAREHOLDERS AGREEMENT
APPENDIX A